PCX

COMMON STOCK

PATRIOT COAL CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

RIGHTS ATTACHED TO THIS CERTIFICATE DESCRIBED ON REVERSE

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP TO COME

THIS CERTIFIES THAT

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

CERTIFICATE OF STOCK

PATRIOT COAL CORPORATION

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

Patriot Coal Corporation
CORPORATE
SEAL
2006
DELAWARE

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, N.Y.)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: P. SHEERIN 773-929-8171
/ ETHER 7 / LIVE JOBS / P / PATRIOT COAL 27927 FC

PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720
PROOF OF AUGUST 27, 2007
PATRIOT COAL CORPORATION
TSB 27927 FC
Operator: Ron/AP
REV. 2

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ___ OK AS IS ___ OK WITH CHANGES ___ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo is only suitable to print in 4-color process to achieve Gradient/Blend. Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Patriot Coal Corporation and American Stock Transfer & Trust Company, dated as of [_________], 2007, as it may be amended from time to time (the ÒAgreementÓ), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Patriot Coal Corporation. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. Patriot Coal Corporation will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Agreement, Rights Beneficially Owned by any Person (each as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM Ðas tenants in common
TEN ENT Ðas tenants by the entireties
JT TEN Ðas joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACTÐ......................Custodian......................
(Cust) (Minor)
Under Uniform Gifts to Minors
Act...
(State)

UNIF TRF MIN ACTÐ..............Custodian (until age.............)
(Minor)
To Minors Act.......................................
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

____

____

____ shares
of the common stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

____ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________

X ______________________________________

X ______________________________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By ______________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: P. SHEERIN 773-523-8171
/ ETHER 7 / LIVE JOBS / P / PATRIOT COAL 27927 BK

PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720
PROOF OF AUGUST 27, 2007
PATRIOT COAL CORPORATION
TSB 27927 BK
Operator: Ron/AP
Rev. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: _____ OK AS IS _____ OK WITH CHANGES _____ MAKE CHANGES AND SEND ANOTHER PROOF